EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 13, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of Exar Corporation, which appears in Exar Corporation’s Annual Report on Form 10-K for the year ended March 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

March 5, 2009